Exhibit 99.1

CVS Health Provides 2015 Guidance and Outlines Plans for Sustainable Enterprise Growth at Annual Analyst Day

Announces 27% Dividend Increase and
New $10 Billion Share Repurchase Authorization

Highlights of 2015 Guidance:

•	Adjusted EPS expected to be in the range of $5.05 to $5.19, up 12.5% to 15.75% (excluding the loss on early extinguishment of debt in 2014)

•	GAAP diluted EPS from continuing operations expected to be in the range of $4.77 to $4.91

•	Free cash flow expected to be between $5.9 billion and $6.2 billion

•	Cash from operations expected to be between $7.6 billion and $7.9 billion

•	Expect to complete approximately $6 billion in share repurchases

 WOONSOCKET, R.I., December 16, 2014 – Declaring that it is positioned for today and preparing for tomorrow, CVS Health (NYSE: CVS) outlined the steps the company is taking to continue to meet the changing needs of payors, providers and customers at its annual Analyst Day in New York City today. The company also provided 2015 guidance and reviewed its 5-year steady state targets, highlighting how CVS Health plans to thrive while creating value for all of its stakeholders.

“We are winning in the marketplace and driving solid and sustainable growth,” said Larry Merlo, president and chief executive officer of CVS Health. “We foresaw the changes ahead in the health care landscape and we built a suite of assets that will enable us to continue to capitalize on the opportunities created. Only CVS Health has an integrated enterprise model that brings differentiated, channel-agnostic solutions to the marketplace that our competitors simply cannot match. Our deep clinical expertise and insights across the enterprise enable us to deliver superior outcomes at a lower cost.”

At the meeting, Dave Denton, executive vice president and chief financial officer, reaffirmed the company’s guidance for 2014 and outlined CVS Health’s guidance for 2015. The company expects to deliver adjusted earnings per share from continuing operations of $5.05 to $5.19 in 2015, an increase of 12.5% to 15.75% (excluding the loss on early extinguishment of debt in 2014), and GAAP diluted earnings per share from continuing operations of $4.77 to $4.91 per share. The company also expects to generate substantial free cash flow of $5.9 billion to $6.2 billion in 2015, and cash from operations of $7.6 billion to $7.9 billion in 2015. This guidance assumes the completion of $6 billion in share repurchases during 2015.

“We’ve established a solid track record of delivering on our promises, and our results prove that out. Looking ahead, we are targeting solid, long-term enterprise growth and expect to generate a significant amount of cash that will be available to enhance returns,” said Denton. “Some of that cash will be used to invest in the business, such as through strategic, bolt-on acquisitions that drive continued share gains. The rest will be returned to our shareholders through dividends and value-enhancing share repurchases.”

CVS Health highlighted its position as a pharmacy innovation company that utilizes a channel-agnostic, enterprise focus to fulfill its purpose of helping people on their path to better health while driving value for all stakeholders. In other presentations, CVS Health executives addressed how the company is preparing for the continued evolution of the health care delivery system through its pharmacy benefit management operations and unique specialty pharmacy assets as well as how the company is reinventing retail pharmacy, expanding access to care through CVS/minuteclinic and helping to create a more connected health care system to improve outcomes for patients while better managing costs for payors.

Merlo addressed how health reform has changed the payor landscape as millions of Americans have gained insurance coverage. Health reform is also driving the importance that health plans are playing in the health care marketplace now and into the future. CVS Health sees this as an opportunity to grow its enterprise share by continuing to serve these health plans through its innovative offerings, either as PBM clients or as strategic partners when the plans are not PBM clients.

In another growing trend, as specialty drug utilization is increasing and new treatments for complex conditions are coming to market at elevated price points, plan sponsors can expect to see specialty drug costs grow to nearly half of their total pharmacy spend.

“With rapid specialty pharmacy growth expected for the next several years,” said Merlo, “plan sponsors will clearly need innovative solutions to stem the tide. We believe we are best-positioned, with an unmatched suite of specialty capabilities to holistically manage patients and help payors manage this spend in both the pharmacy and medical benefit.”

Merlo predicted that the “retailization” of health care will continue to grow as more employers move their employees into consumer-directed health plans.

“We will be able to win in a connected health care system with our consumer-friendly offerings such as the convenience of CVS/pharmacy and the low-cost, transparent pricing model of CVS/minuteclinic. Both of these are trusted brands with name recognition to attract value-conscious consumers,” said Merlo. “We are also expanding our digital offerings to better engage with customers, improve their experience and increase medication adherence. With the growing focus on population health, there has been a desire among physicians to increase communication and coordination with their patients’ pharmacists and that is an area where we can excel.”

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Dividend Increase and New Share Repurchase Authorization
The company also announced that its board of directors approved a 27% increase in its quarterly cash dividend, to $0.35 per share on the common stock of the company. This increase translates to $1.40 per share annually, up 30 cents per share, and keeps the company solidly on track to meet its 2018 dividend payout ratio target of 35%. The quarterly dividend is payable on February 2, 2015, to holders of record on January 22, 2015.

In addition, the company announced that its board of directors approved a new share repurchase program for up to $10 billion of the company’s outstanding common stock, reflecting the board’s ongoing commitment to returning value to shareholders. The share repurchase authorization, which is effective immediately and is expected to be completed over a multi-year period, permits the company to effect the repurchases from time to time through a combination of open market repurchases, privately negotiated transactions, accelerated share repurchase transactions, and/or other derivative transactions. Combined with approximately $2.7 billion that remains on the share repurchase program approved by the board of directors in December of 2013, this new $10 billion share repurchase authorization makes available a total of approximately $12.7 billion for share repurchases.

Webcast
The company will simultaneously broadcast an audio and video webcast of the meeting for all interested parties through the Investor Relations section of the CVS Health website at http://cvshealth.com/investors. This webcast and supporting materials will be archived and available on the website for a one-year period following the meeting.

About CVS Health
CVS Health is a pharmacy innovation company helping people on their path to better health.  Through our 7,800 retail pharmacies, more than 900 walk-in medical clinics, a leading pharmacy benefits manager with nearly 65 million plan members, and expanding specialty pharmacy services, we enable people, businesses and communities to manage health in more affordable, effective ways.  This unique integrated model increases access to quality care, delivers better health outcomes and lowers overall health care costs.  Find more information about how CVS Health is shaping the future of health at www.cvshealth.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. By their nature, all forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2013 and under the section entitled “Cautionary Statement Concerning Forward-looking Statements” in our most recently filed Quarterly Report on Form 10-Q.

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Non-GAAP Financial Measures
This press release contains certain non-GAAP financial measures, namely Free Cash Flow and Adjusted Earnings Per Share or “Adjusted EPS.” In accordance with SEC regulations, you can find the definitions of the non-GAAP items mentioned, as well as the reconciliations to comparable GAAP measures, on the Investor Relations section of our website at http://cvshealth.com/investors.

Contacts:
Nancy Christal
Investor Relations
914.722.4704

Carolyn Castel
Corporate Communications
401.770.5717

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